Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2021 THIRD QUARTER RESULTS

-Diluted Earnings Per Share of $1.17-
-Homebuilding Gross Margin Percentage of 26.3%-
-Monthly Absorption Rate of 4.1-
-Backlog Units up 14% Year-Over-Year-
-Backlog Dollar Value up 17% Year-Over-Year-

INCLINE VILLAGE, Nev., October 21, 2021 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the third quarter ended September 30, 2021.
“Tri Pointe Homes generated a significant year-over-year increase in profitability in the third quarter of 2021, driven by strong revenue growth and margin expansion,” said Doug Bauer, Chief Executive Officer of Tri Pointe Homes. “Our teams did an excellent job navigating the supply chain issues that persist in our industry, enabling us to post a 25% year-over-year increase in deliveries. With the strong pricing power we have experienced this year, our homebuilding gross margin was 26.3% for the quarter, which is a record for our company. The combination of increased deliveries and greater margins resulted in net income of $133.2 million for the quarter, or $1.17 per diluted share, representing year-over-year growth of 69% and 92%, respectively.”
Mr. Bauer continued, “Our return on average tangible equity was 20.8%* on a trailing twelve-month basis following our third quarter results, representing a 650-basis-point improvement over the same period last year. Our steadily improving return profile has been driven in large part by several strategic initiatives we have implemented, which include better asset turns, a more land-light strategy, consistent share repurchases, the maturation of our early-stage divisions and enhanced operational and process improvements. We have been extremely pleased with the way these initiatives have led to meaningful improvements to our return on average tangible equity and believe the strategic changes we have made will continue to benefit our stockholders.”
Mr. Bauer concluded, “With a robust backlog, a healthy demand outlook and a strong balance sheet, Tri Pointe Homes is poised to finish 2021 on a high note and carry that momentum into 2022. We believe a number of the demand drivers that are currently in place should persist for the foreseeable future, creating an excellent operating environment for our company. As a result, we are extremely optimistic about the future of Tri Pointe Homes.”
Results and Operational Data for Third Quarter 2021 and Comparisons to Third Quarter 2020
•Net income was $133.2 million, or $1.17 per diluted share, compared to $78.7 million, or $0.61 per diluted share.
•Home sales revenue of $1.0 billion compared to $826.0 million, an increase of 25%
◦New home deliveries of 1,632 homes compared to 1,303 homes, an increase of 25%
◦Average sales price of homes delivered of $630,000 compared to $634,000, a decrease of 1%
•Homebuilding gross margin percentage of 26.3% compared to 22.1%, an increase of 420 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 28.8%**
•SG&A expense as a percentage of homes sales revenue of 9.6% compared to 9.8%, a decrease of 20 basis points
•Net new home orders of 1,349 compared to 1,933, a decrease of 30%
•Active selling communities averaged 109.0 compared to 134.0, a decrease of 19%
◦Net new home orders per average selling community were 12.4 orders (4.1 monthly) compared to 14.4 orders (4.8 monthly)

◦Cancellation rate of 9% in each period
•Backlog units at quarter end of 3,619 homes compared to 3,188, an increase of 14%
◦Dollar value of backlog at quarter end of $2.4 billion compared to $2.1 billion, an increase of 17%
◦Average sales price of homes in backlog at quarter end of $671,000 compared to $648,000, an increase of 4%
•Ratios of debt-to-capital and net debt-to-net capital of 36.3% and 24.3%**, respectively, as of September 30, 2021
•Repurchased 2,974,328 shares of common stock at a weighted average price per share of $21.93 for an aggregate dollar amount of $65.2 million in the three months ended September 30, 2021
•Ended the third quarter of 2021 with total liquidity of $1.2 billion, including cash and cash equivalents of $587.4 million and $589.9 million of availability under the Company’s unsecured revolving credit facility

*
Return on average tangible equity is calculated as net income for the trailing twelve months divided by average stockholders’ equity less goodwill and other intangible assets for the trailing five quarters

**	See “Reconciliation of Non-GAAP Financial Measures”

“We continued to see excellent demand for our homes during the third quarter of 2021, as evidenced by our sales pace of 4.1 orders per community per month,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “The order activity was broad-based both in terms of geography and price point, a sign that there is wide-ranging appeal for our premium brand and innovative new home designs. We intend to capitalize on this continued demand by opening over 100 new communities through the next five quarters and expect to end 2022 with approximately 40% more active communities than the previous year. We are excited about our growth prospects in the coming quarters and believe we are in a great position to benefit from the strong housing fundamentals that continue to drive new home demand.”
Outlook

For the full year, the Company expects to open approximately 70 new communities and end the year with between 110 and 115 active selling communities. In addition, the Company anticipates delivering between 6,000 and 6,300 homes at an average sales price between $635,000 and $640,000. The Company expects homebuilding gross margin percentage to be in the range of 24.5% to 25.0% for the full year and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 9.8% to 10.2%. Finally, the Company expects its effective tax rate for the full year to be approximately 25%.

Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 21, 2021.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at presentation slides on the internet through the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Third Quarter 2021 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13723766. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes® (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, most recently in 2019, and made Fortune magazine’s 2017 100 Fastest-Growing Companies list. Named one of the Best Places to Work by the Orange County Business Journal for four consecutive years, Tri Pointe Homes also became a Great Place to Work-CertifiedTM company in 2021. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain and subject to rapid change, cannot be predicted and will depend upon future developments, including the emergence and spread of new strains or variants of COVID-19, the severity and the duration of the outbreak, the duration of existing and future social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and acceptance of effective vaccines, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, and labor; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$1,028,950	$826,036	$202,914	25%	$2,754,932	$2,187,816	$567,116	26%
Homebuilding gross margin	$270,926	$182,580	$88,346	48%	$690,337	$470,044	$220,293	47%
Homebuilding gross margin %	26.3%	22.1%	4.2%		25.1%	21.5%	3.6%
Adjusted homebuilding gross margin %*	28.8%	25.0%	3.8%		27.9%	24.4%	3.5%
SG&A expense	$98,365	$81,037	$17,328	21%	$276,926	$246,259	$30,667	12%
SG&A expense as a % of home sales revenue	9.6%	9.8%	(0.2)%		10.1%	11.3%	(1.2)%
Net income	$133,156	$78,682	$54,474	69%	$321,827	$167,093	$154,734	93%
Adjusted EBITDA*	$215,880	$140,792	$75,088	53%	$543,945	$329,519	$214,426	65%
Interest incurred	$24,280	$20,063	$4,217	21%	$68,017	$62,670	$5,347	9%
Interest in cost of home sales	$25,656	$23,495	$2,161	9%	$77,185	$62,118	$15,067	24%

Other Data:
Net new home orders	1,349	1,933	(584)	(30)%	4,958	4,926	32	1%
New homes delivered	1,632	1,303	329	25%	4,303	3,490	813	23%
Average sales price of homes delivered	$630	$634	$(4)	(1)%	$640	$627	$13	2%
Cancellation rate	9%	9%	0%		7%	14%	(7)%
Average selling communities	109.0	134.0	(25.0)	(19)%	112.1	138.8	(26.7)	(19)%
Selling communities at end of period	109	126	(17)	(13)%
Backlog (estimated dollar value)	$2,428,412	$2,067,366	$361,046	17%
Backlog (homes)	3,619	3,188	431	14%
Average sales price in backlog	$671	$648	$23	4%

	September 30,	December 31,
	2021	2020	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$587,405	$621,295	$(33,890)	(5)%
Real estate inventories	$3,136,477	$2,910,142	$226,335	8%
Lots owned or controlled	38,777	35,641	3,136	9%
Homes under construction (1)	4,097	3,044	1,053	35%
Homes completed, unsold	18	68	(50)	(74)%
Debt	$1,343,782	$1,343,001	$781	0%
Stockholders’ equity	$2,354,136	$2,232,537	$121,599	5%
Book capitalization	$3,697,918	$3,575,538	$122,380	3%
Ratio of debt-to-capital	36.3%	37.6%	(1.3)%
Ratio of net debt-to-net capital*	24.3%	24.4%	(0.1)%
__________
(1)     Homes under construction included 83 and 86 models at September 30, 2021 and December 31, 2020, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
Assets	(unaudited)
Cash and cash equivalents	$587,405	$621,295
Receivables	86,926	63,551
Real estate inventories	3,136,477	2,910,142
Investments in unconsolidated entities	75,046	75,056
Goodwill and other intangible assets, net	156,603	158,529
Deferred tax assets, net	43,618	47,525
Other assets	147,610	145,882
Total assets	$4,233,685	$4,021,980

Liabilities
Accounts payable	$119,699	$79,690
Accrued expenses and other liabilities	416,056	366,740
Loans payable	257,381	258,979
Senior notes	1,086,401	1,084,022
Total liabilities	1,879,537	1,789,431

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 112,386,496 and 121,882,778 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,124	1,219
Additional paid-in capital	145,004	345,137
Retained earnings	2,208,008	1,886,181
Total stockholders’ equity	2,354,136	2,232,537
Noncontrolling interests	12	12
Total equity	2,354,148	2,232,549
Total liabilities and equity	$4,233,685	$4,021,980

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Homebuilding:
Home sales revenue	$1,028,950	$826,036	$2,754,932	$2,187,816
Land and lot sales revenue	581	3,242	7,520	3,462
Other operations revenue	646	634	1,969	1,900
Total revenues	1,030,177	829,912	2,764,421	2,193,178
Cost of home sales	758,024	643,456	2,064,595	1,717,772
Cost of land and lot sales	891	3,214	5,918	3,790
Other operations expense	801	624	2,111	1,872
Sales and marketing	44,875	44,714	130,824	132,545
General and administrative	53,490	36,323	146,102	113,714
Restructuring charges	—	54	—	5,603
Homebuilding income from operations	172,096	101,527	414,871	217,882
Equity in (loss) income of unconsolidated entities	(43)	106	(72)	67
Other income (loss), net	171	(3,120)	428	(9,075)
Homebuilding income before income taxes	172,224	98,513	415,227	208,874
Financial Services:
Revenues	3,016	2,552	7,802	6,442
Expenses	1,618	1,334	4,510	3,698
Equity in income of unconsolidated entities	3,946	3,273	10,586	7,761
Financial services income before income taxes	5,344	4,491	13,878	10,505
Income before income taxes	177,568	103,004	429,105	219,379
Provision for income taxes	(44,412)	(24,322)	(107,278)	(52,286)
Net income	$133,156	$78,682	$321,827	$167,093
Earnings per share
Basic	$1.18	$0.61	$2.77	$1.27
Diluted	$1.17	$0.61	$2.75	$1.27
Weighted average shares outstanding
Basic	112,781,663	128,941,901	116,296,265	131,190,301
Diluted	113,782,251	129,515,114	117,188,893	131,672,652

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	187	$685	170	$559	570	$667	475	$534
California	708	646	481	729	1,863	674	1,310	740
Nevada	180	611	132	563	381	607	321	534
Washington	76	983	78	927	223	984	170	897
West total	1,151	669	861	686	3,037	687	2,276	679
Colorado	55	589	47	625	154	584	166	593
Texas	274	492	235	454	721	483	698	628
Central total	329	508	282	482	875	501	864	489
Maryland	73	565	98	578	203	561	228	567
North Carolina	18	395	—	—	53	393	—	—
South Carolina	7	362	—	—	11	334	—	—
Virginia	54	749	62	684	124	737	122	736
East total	152	601	160	619	391	588	350	626
Total	1,632	$630	1,303	$634	4,303	$640	3,490	$627

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	182	13.2	244	18.7	676	14.4	646	17.4
California	545	38.3	895	45.2	1,865	38.9	2,157	51.1
Nevada	133	10.2	145	15.5	568	11.1	413	15.3
Washington	68	6.5	78	8.5	229	5.7	309	8.2
West total	928	68.2	1,362	87.9	3,338	70.1	3,525	92.0
Colorado	55	6.5	72	4.3	218	5.7	181	4.2
Texas	238	21.5	318	30.5	945	22.6	757	30.3
Central total	293	28.0	390	34.8	1,163	28.3	938	34.5
Maryland	40	4.3	131	8.0	149	5.3	334	8.8
North Carolina	25	1.5	—	—	91	1.6	—	—
South Carolina	16	1.5	6	0.3	38	1.5	6	0.1
Virginia	47	5.5	44	3.0	179	5.3	123	3.4
East total	128	12.8	181	11.3	457	13.7	463	12.3
Total	1,349	109.0	1,933	134.0	4,958	112.1	4,926	138.8

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of September 30, 2021			As of September 30, 2020
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	585	$438,093	$749	501	$317,887	$635
California	1,260	843,994	670	1,399	941,768	673
Nevada	323	226,035	700	229	148,899	650
Washington	145	155,172	1,070	228	222,394	975
West total	2,313	1,663,294	719	2,357	1,630,948	692
Colorado	190	135,851	715	115	65,576	570
Texas	722	364,537	505	404	184,507	457
Central total	912	500,388	549	519	250,083	482
Maryland	147	92,836	632	223	122,133	548
North Carolina	50	23,170	463	—	—	—
South Carolina	30	11,188	373	6	1,851	309
Virginia	167	137,536	824	83	62,351	751
East total	394	264,730	672	312	186,335	597
Total	3,619	$2,428,412	$671	3,188	$2,067,366	$648

	September 30,	December 31,
	2021	2020
Lots Owned or Controlled:
Arizona	3,750	4,128
California	14,690	15,040
Nevada	2,304	2,639
Washington	857	964
West total	21,601	22,771
Colorado	1,451	1,080
Texas	11,068	6,985
Central total	12,519	8,065
Maryland	693	892
North Carolina	2,924	2,808
South Carolina	163	106
Virginia	877	999
East total	4,657	4,805
Total	38,777	35,641

	September 30,	December 31,
	2021	2020
Lots by Ownership Type:
Lots owned	22,333	22,620
Lots controlled (1)	16,444	13,021
Total	38,777	35,641

(1)    As of September 30, 2021 and December 31, 2020, lots controlled included lots that were under land option contracts or purchase contracts. As of September 30, 2021, lots controlled for Central and East include 2,095 lots and 179 lots, respectively, which represent our expected share of lots owned by our unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2021	%	2020	%
	(dollars in thousands)
Home sales revenue	$1,028,950	100.0%	$826,036	100.0%
Cost of home sales	758,024	73.7%	643,456	77.9%
Homebuilding gross margin	270,926	26.3%	182,580	22.1%
Add: interest in cost of home sales	25,656	2.5%	23,495	2.8%
Add: impairments and lot option abandonments	268	0.0%	315	0.0%
Adjusted homebuilding gross margin	$296,850	28.8%	$206,390	25.0%
Homebuilding gross margin percentage	26.3%		22.1%
Adjusted homebuilding gross margin percentage	28.8%		25.0%

	Nine Months Ended September 30,
	2021	%	2020	%
	(dollars in thousands)
Home sales revenue	$2,754,932	100.0%	$2,187,816	100.0%
Cost of home sales	2,064,595	74.9%	1,717,772	78.5%
Homebuilding gross margin	690,337	25.1%	470,044	21.5%
Add: interest in cost of home sales	77,185	2.8%	62,118	2.8%
Add: impairments and lot option abandonments	713	0.0%	2,044	0.1%
Adjusted homebuilding gross margin	$768,235	27.9%	$534,206	24.4%
Homebuilding gross margin percentage	25.1%		21.5%
Adjusted homebuilding gross margin percentage	27.9%		24.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2021	December 31, 2020
Loans payable	$257,381	$258,979
Senior notes	1,086,401	1,084,022
Total debt	1,343,782	1,343,001
Stockholders’ equity	2,354,136	2,232,537
Total capital	$3,697,918	$3,575,538
Ratio of debt-to-capital(1)	36.3%	37.6%

Total debt	$1,343,782	$1,343,001
Less: Cash and cash equivalents	(587,405)	(621,295)
Net debt	756,377	721,706
Stockholders’ equity	2,354,136	2,232,537
Net capital	$3,110,513	$2,954,243
Ratio of net debt-to-net capital(2)	24.3%	24.4%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation, (f) impairments and lot option abandonments, (g) early loan termination costs and (h) restructuring charges. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$133,156	$78,682	$321,827	$167,093
Interest expense:
Interest incurred	24,280	20,063	68,017	62,670
Interest capitalized	(24,280)	(20,063)	(68,017)	(62,670)
Amortization of interest in cost of sales	25,655	23,538	77,457	62,166
Provision for income taxes	44,412	24,322	107,278	52,286
Depreciation and amortization	7,979	7,020	24,098	19,196
EBITDA	211,202	133,562	530,660	300,741
Amortization of stock-based compensation	4,410	3,477	12,572	10,888
Impairments and lot option abandonments	268	315	713	2,044
Early loan termination costs	—	3,384	—	10,243
Restructuring charges	—	54	—	5,603
Adjusted EBITDA	$215,880	$140,792	$543,945	$329,519